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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES
                                       OF
                        MATTHEWS STUDIO EQUIPMENT GROUP


Hollywood Rental Company, LLC
-----------------------------
State of Formation:  Delaware
Names Under Which Subsidiary Conducts Business:
     Hollywood Rental Company, LLC
     Hollywood Rental Company

Matthews Acceptance Corporation
-------------------------------
State of Incorporation:  California
Names Under Which Subsidiary Conducts Business:
     Matthews Acceptance Corporation
     MAC

Matthews Studio Electronics, Inc.
---------------------------------
State of Incorporation:  California
Names Under Which Subsidiary Conducts Business:
     Matthews Studio Electronics, Inc.
     Matthews Studio Electronics

Duke City Video, Inc.
---------------------
State of Incorporation:  New Mexico
Names Under Which Subsidiary Conducts Business:
     Duke City Video, Inc.
     DCDUBS
     Duke City Dallas
     Duke City Studios
     Duke City West

Matthews Studio Group Centers, Inc.
-----------------------------------
State of Incorporation:  California
Names Under Which Subsidiary Conducts Business:
     Matthews Studio Group Centers, Inc.
     Matthews Studio Group Centers - Nevada, Inc.
     Matthews Studio Group Centers - Tennessee, Inc.

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Matthews Studio Sales, Inc.
---------------------------
State of Incorporation:  California
Names Under Which Subsidiary Conducts Business:
     Matthews Studio Sales, Inc.
     ESS
     ESS International
     Expendable Supply Store

HDI Holdings, Inc.
------------------
State of Incorporation:  Kentucky
Names Under Which Subsidiary Conducts Business:
     HDI Holdings, Inc.
     HDI

Four Star Lighting, Inc.
------------------------
State of Incorporation:  New York
Names Under Which Subsidiary Conducts Business:
     Four Star Lighting, Inc.
     Four Star Stage
     Lighting, Inc.